Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED LEASE

This Third Amendment, dated May 9, 2014, is entered into by and between G&H Post, LLC, a New Hampshire limited liability company with an address of PO Box 385, Gilsum, NH 03448 (“Lessor”) and PC Connection, Inc., a Delaware corporation with offices at 730 Milford Road, Merrimack, NH 03054 (“Lessee”).

Whereas, Lessor and Lessee are parties to the Amended and Restated Lease dated December 29, 1997 for the lease of premises known as 730 Milford Road in Merrimack, County of Hillsborough in the State of New Hampshire (the “Premises”); and

Whereas, Lessor and Lessee amended the Amended and Restated Lease by Amendment No. 1 to Lease, dated December 29, 1998; and

Whereas, Lessor and Lesse further amended the Amended and Restated Lease by an Amendment to Amended and Restated Lease dated August 11, 2008; and

Whereas, Lessor and Lessee intend to further amend the Amended and Restated Lease as set forth below,

Now, Therefore, subject to the terms and conditions set forth in this Third Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. Renewal Term. Pursuant to Section 17 of the Amended and Restated Lease, the Lessee not being in default and the Lessor having waived any notice requirements, Lessor and Lessee mutually agree to extend the Lease for a further five (5) year Term upon the same terms and conditions of the Lease, as amended, the effective date of which Renewal Term shall be December 1, 2013 and extending until November 30, 2018.

2. Term. Section 2 of the Lease is hereby amended by the addition of the following paragraph as Subsection 2.6:

The first renewal term of this Lease shall commence December 1, 2013 and continue for five (5) years until November 30, 2018.

3. Base Rent; Taxes; CAM. Section 3.2 of the Lease is hereby amended by the addition of the following sentence to the end of the paragraph:

The base rent for years 16 through 20 of the term hereof (being years one through five of the first Renewal Term) shall be the sum of Eleven Dollars ($11.00) per square foot, or One Million Two Hundred Fifty-Three Thousand, Two Hundred Eight Dollars ($1,253,208.00) per year, payable monthly, in advance, in installments of One Hundred Four Thousand Four Hundred Thirty-Four Dollars ($104,434.00).

4. Except as specifically modified by the terms and conditions set forth in this Third Amendment, all other terms and conditions of the Amended and Restated Lease, as amended by the first and second Amendments, shall remain in full force and effect.

In Witness whereof, the Lessor and Lessee have each caused this Third Amendment to be duly executed on their respective behalf.

G&H Post, LLC (Lessor)		PC Connection, Inc. (Lessee)

By:	/s/ Patricia Gallup	By:	/s/ Timothy McGrath
	Patricia Gallup, Member		Timothy McGrath, President & CEO

Exhibit 10.1

State of New Hampshire

County of Cheshire ; ss

On this 9th day of May 2014, before me personally appeared, Patricia Gallup, known to me or sufficiently proven to be the person executing the foregoing instrument on behalf of G&H Post, LLC, and acknowledged that she executed the same for the purposes herein contained.

/s/ Bryant R. Beaulieu
Notary Public

State of New Hampshire

County of Hillsborough ; ss

On this 9th day of May 2014, before me personally appeared, Timothy McGrath, known to me or sufficiently proven to be the person executing the foregoing instrument on behalf of PC Connection, Inc., and acknowledged that he executed the same for the purposes herein contained.

/s/ Dolores Collins
Notary Public